UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2021

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 10, 2021, Nutanix, Inc. (the "Company") held its 2021 Annual Meeting of Stockholders. The following proposals were voted upon and the final voting results with respect to each such proposal are set forth below:

Proposal 1. Election of Directors. The Company's stockholders elected the following Class II director nominees to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2024, and until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Craig Conway	158,047,482	38,989,196	37,581,407
Virginia Gambale	155,820,884	41,215,794	37,581,407
Brian Stevens	158,839,456	38,197,222	37,581,407

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending July 31, 2022. The Company's stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2022.

For	Against	Abstain
233,817,669	649,208	151,208

Proposal 3. Non-Binding Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. The Company's stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
188,826,550	8,013,949	196,179	37,581,407

No other matters were submitted for stockholder action at the 2021 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 15, 2021	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer